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                                                                    Exhibit 23.3


                        CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
The Safety Fund Corporation:

We consent to the incorporation by reference on Registration Statement Nos. 33-61787, 33-17071 and 33-52598 on Form S-8 filed by CFX Corporation of our report dated January 22, 1996, relating to the consolidated balance sheets of The Safety Fund Corporation and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years then ended, which report appears in the December 31, 1995 annual report on For 10-KSB of The Safety Fund Corporation which is included as an exhibit to the December 31, 1996 Form 10-K of CFX Corporation.




                                        /s/
                                        -------------------------------------
                                        KPMG Peat Marwick LLP



Boston, Massachusetts
March 28, 1997